UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

Rodin Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-221814	81-1144197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

Modification of 533 East 12th Street, New York NY Loan

On November 1, 2018, Rodin Income Trust, Inc. (the “Company”), through an indirect subsidiary, RIT Lending, Inc. (“RIT Lending” or the “Mezzanine Lender”), originated an up to $8.99 million floating rate, mezzanine loan (the “Mezzanine Loan”) to DS 531 E. 12th Mezz LLC (the “Mezzanine Borrower”), which is owned and controlled by Michael Shah, the principal of Delshah Capital Limited (“Delshah”), for the acquisition of a multifamily property located in Manhattan, NY (the “Property”) for a total acquisition cost of $26.07 million. The acquisition of the Property was further financed by a $17 million mortgage loan (the “Senior Loan”) provided by Pacific Western Bank. The fee simple interest in the Property is held by DS 531 E. 12th Owner LLC, a single purpose limited liability company (the “Senior Borrower” and, collectively with the Mezzanine Borrower, the “Borrower”) of which Mezzanine Borrower owns 100% of the membership interests. The Mezzanine Loan is secured by a pledge of 100% of the equity interests in the Senior Borrower. The East 12th Street Loan may be prepaid in its entirety or in part in connection with sales of condominium units, subject in each case to RIT Lending’s receipt of eighteen months of minimum interest. The term of the East 12th Street Loan is three years, with two 1-year options to extend. On November 1, 2021, the Company and the Mezzanine Borrower agreed to modify the first of such options to a six-month extension in exchange for the waiver of certain borrower requirements. The Mezzanine Borrower simultaneously exercised the six-month extension.

On April 21, 2022, the Mezzanine Lender and the Mezzanine Borrower entered into a modification of the Mezzanine Loan. Under the modification, (a) the Mezzanine Borrower paid down the principal amount of the Mezzanine Loan in the amount of $5,670,903.57, after which $3,118,513.34 was the remaining unpaid principal balance of the Mezzanine Loan; (b) the Mezzanine Lender granted its consent to: (i) the payment in full of the Mortgage Loan and (ii) Senior Borrower conveying to an affiliate thirteen (13) of the of the sixteen (16) condominium units owned by the Senior Borrower; (c) Mezzanine Lender agreed to extend the maturity date from May 1, 2022 to July 6, 2022, and the remaining extension options available to the Mezzanine Borrower were eliminated; and (d) Mezzanine Lender agreed to waive (i) the covenants of Mezzanine Borrower to maintain a loan-to-value ratio at or below 75%, and maintain a minimum equity requirement of $7,560,373, and (ii) so long as Mezzanine Borrower repaid the Mezzanine Loan in full on or before July 6, 2022,  $22,726.47 in late fees payable to the Mezzanine Lender under the mezzanine loan documents would be waived. As an inducement to Mezzanine Lender’s agreement to modify the Mezzanine Loan as described above, Michael Shah, executed and delivered a personal guaranty to Mezzanine Lender, guaranteeing the timely payment of the entire indebtedness due and payable under the Mezzanine Loan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the risks set forth in the “Risk Factors” section of the Company’s Annual Report on the Form 10-K for the year ended December 31, 2021, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.

Date: April 27, 2022	By:	/s/ John C. Griffin
Name: John C. Griffin
Title: Chief Financial Officer